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                                                                    EXHIBIT 21.1

                             Subsidiaries of Company


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                         List of Subsidiaries of Company

                        Silicon Film Technologies, Inc.*
                           859 West End Court-Suite I
                             Vernon Hills, IL 60061
                              Tel.: (847) 984-6200
                              Fax: (847) 984- 6201



              *Voyager One, Inc. owns 100% of the capital stock of
                        Silicon Film Technologies, Inc.